Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 3rd day of August, 2011 by and between AVALON PORTFOLIO, LLC, a Delaware limited liability company, and any assignees or transferees thereof (the “Purchaser”) and PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”). Purchaser and the Company are sometimes each referred to herein as a “Party” and collectively as the “Parties.”
ARTICLE I.
DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Colorado are authorized or required by law or other governmental action to close.
“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
“Closing Date” means the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Loan Documents” means this Agreement, the Note, the Warrants, the Registration Rights Agreement and the Security Agreement.
“Note” means the Convertible Secured Promissory Note dated the date hereof in the amount of $1,500,000 issued by the Company to the Purchaser.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Purchase Price” means $1,500,000 in cash.
“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof between the Company and the Purchaser.
“Securities” means the Note and the Warrants.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Amended and Restated Security Agreement dated the date hereof among the Company, the Purchaser, Richard Merkin, COR Capital LLC and Hexagon Investments, LLC.
“Shares” means the shares of Common Stock issued or issuable to the Purchaser upon conversion of the Note and exercise of the Warrants.
“Warrants” means the $5,700,000 Warrants dated the date hereof issued to Purchaser to purchase Shares.
ARTICLE II.
PURCHASE AND SALE
2.1 Closing.
(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities. The Purchaser shall deliver to the Company, via wire transfer or a certified check of immediately available funds, the Purchase Price and the Company shall deliver to the Purchaser the Securities. Upon satisfaction of the covenants and conditions set forth herein, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.
2.2 Deliveries.
(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i) this Agreement duly executed by the Company;
(ii) the Note duly executed by the Company;
(iii) the Warrants duly executed by the Company;
(iv) the Security Agreement duly executed by the Company; and
(v) the Registration Rights Agreement duly executed by the Company.
(vi) Fully executed copies of valid potash mineral leases and potash sharing agreements with American General Life Insurance Company (as set forth on the Term Sheet dated April 22, 2011); PAP & POP Family Ltd., 3MKJ, LP, (as set forth on the Term Sheet dated April 20, 2011) and the members of the Spurlock and Wetzler families (as set forth on the Term Sheet dated May 28, 2011).
(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i) this Agreement duly executed by the Purchaser;

(ii) the Security Agreement duly executed by the Purchaser;
(iii) the Registration Rights Agreement duly executed by the Purchaser; and
(iv) the Purchase Price by wire transfer to the account as specified in writing by the Company.
2.3 Closing Conditions.
(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein);
(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and
(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);
(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and
(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Purchaser as follows on the date hereof and on the Closing Date:
3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, use, lease and license its assets and its properties and to carry on its business as it is now being conducted.

3.2 Power and Authority. The Company has full power and authority to enter into the Loan Documents and to consummate the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered the Loan Documents. Each of the Loan Documents constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.
3.3 No Conflict. The execution and delivery by the Company of the Loan Documents and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation of the Company, as amended, or Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.
3.4 Government Approvals. Except as may be required by any state “blue sky” laws, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the business of the Company.
3.5 Liabilities. Other than the Note, the Company has no liabilities and, to the best of its knowledge, no material contingent liabilities not disclosed in the financial statements provided to the Purchaser.
3.6 Litigation. There is no action, suit, proceeding, or investigation pending or currently threatened against the Company that questions the validity of this Agreement or any related agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business plans for mining potash set forth in the offering documents dated May 2011, properties, prospects, or financial condition of the Company, or in any material change in the current equity ownership of the Company. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company currently intends to initiate.
3.7 Permits and Leases. The Company has the necessary exploration permits on its current acreage and will comply with applying for all future permits with any federal and state governmental authority which are necessary for the performance of its business purpose as set forth in the offering documents dated May 2011, specifically the mining of potash.
3.8 Limitation on Business. For so long as the Note is outstanding, the Company shall limit its business to mining for and preparing for market, buying, selling, exchanging, producing and otherwise dealing in potash and related natural resources and in the products and by-products of those materials, of every type and description: to buy, sell, exchange, lease, acquire and deal in lands, mines, and mineral rights and claims, and to conduct all business appertaining to those properties, rights and interests.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants to the Company as follows on the date hereof and on the Closing Date:
4.1 Power and Authority. The Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The Purchaser has duly and validly executed and delivered this Agreement. Each Loan Document to which the Purchaser is a party constitutes legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.
4.2 Risk. The Purchaser recognizes that the purchase of the Securities involves a high degree of risk in that: (i) the Company is a development stage business with only limited operating history and may require additional operating funds from time to time; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate his, her or its investment; (iv) transferability of the Securities is extremely limited; and (v) in the event of a disposition of the Securities or the Shares, the Purchaser could sustain the loss of his, her or its entire investment.
4.3 Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and the Purchaser is able to bear the economic risk of a loss of its entire investment in the Securities and the Shares.
4.4 Investment Experience. The Purchaser has prior investment experience, including investment in non-listed and unregistered securities.
4.5 Residency. The Purchaser’s principal residence address is in the jurisdiction set forth on the signature page of this Agreement.
4.6 Information. The Purchaser acknowledges and agrees that the Purchaser has been provided access to and has had the opportunity to discuss with the Company and review any information the Purchaser desires in order to analyze the Company’s business, management, financial affairs, prospects and the terms and conditions of this transaction with the Company. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits of this transaction. The Purchaser has had the opportunity to seek independent advice in connection with such evaluation and analysis.
4.7 Protection of Interests; Exempt Offering. The Purchaser by reason of the Purchaser’s business or financial experience has the capacity to protect the Purchaser’s own interests in connection with the transaction contemplated hereby. The Purchaser agrees that the Purchaser will not sell or otherwise transfer the Securities or the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available.

4.8 Investment Intent. The Purchaser understands that the Securities and the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Purchaser’s investment intention. In this connection, the Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities or the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities or the Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities or the Shares in compliance with applicable federal and state securities laws).
4.9 Restricted Securities. The Purchaser understands that there currently is no public market for the Securities or the Shares and that even if there were, Rule 144 promulgated under the Securities Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Purchaser understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws (collectively, the “Securities Laws”). The Purchaser consents that the Company may, if it desires, permit the transfer of the Securities or the Shares out of the Purchaser’s name only when the Purchaser’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of Securities Laws. The Purchaser agrees to hold the Company and its members, managers, officers, employees, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Purchaser contained in this Agreement or any sale or distribution by the Purchaser in violation of the Securities Laws. The Purchaser understands and agrees that in addition to restrictions on transfer imposed by applicable Securities Laws, the transfer of the Securities and the Shares will be restricted by the terms of this Agreement.
4.10 Legends. The Purchaser consents to the placement of a legend on any certificate or other document evidencing the Securities or the Shares that the Securities and the Shares have not been registered under Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities and the Shares and may place additional legends to such effect on the Purchaser’s certificate(s) for the Shares.

ARTICLE V.
COVENANTS
5.1 Information Rights. If and for so long as the Purchaser holds the Note or owns at least 50,000 Shares, the Company shall deliver to the Purchaser:
(i) as soon as reasonably practicable, but in any event within 90 days after the end of each fiscal year of the Company, an audited balance sheet for such fiscal year, an audited income statement of the Company as of the end of such year, a statement of cash flows for such year, such audited year-end financial reports to be prepared in accordance with generally accepted accounting principles (“GAAP”);
(ii) as soon as reasonably practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited balance sheet as of the end of such fiscal quarter and an unaudited income statement and statement of cash flows for such fiscal quarter;
(iii) as soon as reasonably practicable, but in any event within 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year.
ARTICLE VI.
MISCELLANEOUS
6.1 Fees and Expenses. Each Party shall pay all costs and expenses that it incurs with respect to the preparation, negotiation, execution and delivery of this Agreement and the other documents and agreements entered into in connection herewith. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Securities or the Shares to the Purchaser.
6.2 Entire Understanding. This Agreement, together with the schedules hereto, set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties, and there are no other prior written or oral agreements, undertakings, promises, warranties, or covenants respecting such subject matter not expressly set forth herein and therein.
6.3 Further Assurances. Each of the Parties agrees to execute and deliver (or cause to be executed and delivered) such additional documents and instruments and to perform such additional acts as may be necessary and appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement.
6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page of this Agreement prior to 5:30 p.m. (mountain time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature page of this Agreement on a day that is not a Business Day or later than 5:30 p.m. (mountain time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature page of this Agreement.
6.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado without giving effect to the principles of conflicts of law thereof.

6.6 Replacement of the Securities or Shares. If any certificate or instrument evidencing the Securities or the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Security or Shares.
6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Parties.
6.8 Recitals. The recitals set forth above are hereby incorporated into this Agreement and made a binding part hereof.
6.9 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES INC.,		Address for Notice:
a Delaware corporation		600 17th St. Suite 2800 South
Denver, CO 80202
By:	/s/ Jonathan Bloomfield Name: Jonathan Bloomfield	Attn:: Patrick Avery Fax: 720-294-0402
	Title: Chief Financial Officer	email: pavery@prospectgri.com

With a copy to (which shall not constitute notice):

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202-4437
Attn: Jeff Knetsch

AVALON PORTFOLIO, LLC		Address for Notice:
PO Box 1397
By its Manager Avalon Capital Group, Inc.		North Sioux City, SD 57049
Attention: Shane Hartnett
By:	/s/ Shane Hartnett By: Shane Hartnett	Fax: 605-232-8486 email: shartnett@avalon.com
Its Manager